CERTIFICATE OF FORMATION
                                       OF
                            DUKE ENERGY MADISON, LLC


     FIRST:  THE NAME OF THE LIMITED  LIABILITY  COMPANY IS DUKE ENERGY MADISON,
LLC.

     SECOND: THE ADDRESS OF ITS REGISTERED OFFICE IN THE STATE OF DELAWARE IS CORPORATION TRUST CENTER, 1209 ORANGE STREET IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE. THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS THE CORPORATION TRUST COMPANY.


     IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE OF FORMATION OF DUKE ENERGY MADISON, LLC THIS THE 2ND DAY OF DECEMBER, 1998.



                                                  /S/ROBERT T. LUCAS
                                                  ------------------
                                                  Robert T. Lucas,
                                                  Authorized Person

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